UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2011

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-32833

(Commission

File Number)

41-2101738

(IRS Employer

Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On August 22, 2011, the Board of Directors of TransDigm Group Incorporated authorized the repurchase of up to $100 million of the Company’s common stock. The new program replaces the repurchase program announced on October 23, 2008, under which the Company previously repurchased $15 million of common stock. The stock repurchase program may be carried out at the direction of the Company through open market purchases (which may or may not include one or more plans under Rule 10b5-1 of the Securities Exchange Act of 1934), block trades, and Board-approved privately negotiated transactions. Any repurchased shares will be held in treasury and will be available for general corporate purposes.

A copy of the August 23, 2011 press release announcing the share repurchase program is attached to this Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

99.1	Press Release issued August 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
Gregory Rufus
Executive Vice President, Chief
Financial Officer and Secretary

Date: August 23, 2011

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued August 23, 2011.